Exhibit 23.2

March 1, 2005

The Premcor Refining Group Inc.

1700 East Putnam Avenue, Suite 400

Old Greenwich, CT 06870

We consent to the incorporation by reference in Registration Statement No. 333-111240 on Form S-3 of our report dated March 1, 2005, relating to the financial statements and financial statement schedules of The Premcor Refining Group Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Premcor Refining Group Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Stamford, Connecticut